WEC Corporate Organization Chart



Wisconsin Energy Corporation
      |
      |
      |----------Wisconsin Electric Power Company
      |
      |
      |----------ESELCO
      |               |
      |               |----------Edison Sault Electric Company
      |
      |----------Badger Service Company
      |
      |
      |----------Minergy Corporation
      |
      |
      |----------Northern Tree Service, Inc.
      |
      |
      |----------WEC International Inc.
      |
      |
      |----------Wisconsin Energy Capital Corporation
      |
      |
      |----------WISPARK Corporation
      |
      |
      |----------WISVEST Corporation
      |               |
      |               |----------Griffin Energy, LLC
      |               |
      |               |----------Wisvest Connecticut, LLC
      |
      |----------WITECH Corporation
      |
      |
      |----------WEC Nuclear Corporation
                       |
                       |----------(interest)-----Nuclear Management Company, LLC